UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2007
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including zip code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04     Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in its Form 12b-25 filed December 15, 2006, EMCORE Corporation (the “Company”) has delayed filing its Annual Report on Form 10-K for the fiscal year ended September 30, 2006 due to the Company's voluntary review of its stock option granting practices and the need to correct its financial statements for previous periods to account for additional stock-based compensation expense. On January 12, 2007, the Company was faxed two letters purporting to constitute notices of default from persons claiming to hold certain of its 5% Convertible Senior Subordinated Notes due 2011. The letters allege a violation of the Company’s Indenture, dated as of February 24, 2004 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee. Specifically, the letters allege that the delay in filing the Company’s Annual Report on Form 10-K constitutes a default under Section 6.03 of the Indenture, which requires the Company to furnish to the holders of notes copies of reports which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

The Company believes it is not in default under the Indenture and will contest any attempt to declare an Event of Default under the Indenture based on the delay in filing the Form 10-K. The Company plans to file its Form 10-K for the year ended September 30, 2006 as soon as reasonably practicable.

The Indenture provides that the Company has 60 days from receipt of a notice of default to cure the default before an Event of Default occurs under the Indenture. If an Event of Default occurs and is continuing under the Indenture, the trustee or holders of at least 25% in aggregate principal amount of the notes have the contractual right to declare all unpaid principal and accrued interest on the notes then outstanding to be immediately due and payable unless the Company were able to obtain a waiver of the Event of Default from the holders of a majority in aggregate principal amount of the notes. Approximately $80,276,000 aggregate principal amount of the Company’s 5% Convertible Senior Subordinated Notes due 2011 are outstanding under the Indenture. As of November 15, 2006 (the last payment date), all required interest and principal payments have been timely made on the notes.

* * * *

Statements contained in this Current Report on Form 8-K that disclose the Company’s intentions, expectations or predictions of the future, including statements about claims of default with respect to the Company’s 5% Convertible Senior Subordinated Notes due 2011 and potential consequences are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. In addition, potential risks and uncertainties regarding the Company include but are not limited to (a) the finalization and audit of the Company’s unaudited fourth quarter and fiscal year 2006 results, (b) the effects of the Company’s voluntary review of its historic stock option granting practices, including (i) risks and uncertainties relating to developments in regulatory and legal guidance regarding stock option grants and accounting for such grants, (ii) the possibility that the Company will not be able to file additional reports with the Securities and Exchange Commission in a timely manner, (iii) the possibility that the Company in consultation with the Company's independent public accountants or the SEC, may determine that additional stock-based compensation expenses and other additional expenses be recorded in connection with affected option grants (iv) the Company may incur negative tax consequences arising out of the stock option review, (v) the possible delisting of the Company’s stock from the Nasdaq National Market pursuant to Nasdaq Marketplace Rule 4310(c)(14), (vi) the timing and outcome of the Nasdaq appeal hearing, (vii) the impact of any actions that may be required or taken as a result of such review or the Nasdaq hearing and review process, (viii) the possibility of other bondholders alleging a default under the Company’s indenture as a result of the delay in filing the 10-K and (ix) risk of litigation arising out of or related to the Company’s stock option grants or a restatement of the Company’s financial statements, and (c) factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: January 19, 2007	By: /s/ Thomas G. Werthan Name: Thomas G. Werthan Title: Chief Financial Officer